Exhibit 4.3
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
by and among
Westmoreland Coal Company, as Issuer
Westmoreland Partners, as Co-Issuer
The Guarantors named herein
and
Gleacher & Company Securities, Inc., as Initial Purchaser
Dated as of February 4, 2011

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 4, 2011, by and among Westmoreland Coal Company, a Delaware corporation (the “Company”), Westmoreland Partners, a Virginia partnership and an indirect wholly owned subsidiary of the Company (together with the Company, the “Issuers”), certain subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”), and Gleacher & Company Securities, Inc. (the “Initial Purchaser”), who has agreed to purchase the Issuers’ 10.750% Senior Secured Notes due 2018 (the “Initial Securities”). This Agreement is made pursuant to the Purchase Agreement, dated as of February 1, 2011, by and among the Initial Purchaser, the Issuers and the Guarantors with respect to $150,000,000 aggregate principal amount of Initial Securities (the “Purchase Agreement”) for the benefit of the holders from time to time of the Initial Securities. In order to induce the Initial Purchaser to purchase the Initial Securities, the Issuers and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in the Purchase Agreement. The Initial Securities are issued under an indenture, dated as of the date hereof, as amended or supplemented from time to time, (the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
The parties hereby agree as follows:
SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
Advice: As defined in Section 6(c) hereof.
Broker-Dealer: Any broker or dealer registered under the Exchange Act.
Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed. For purposes of this Agreement, if the day on which any deadline specified in this Agreement expires is not a Business Day, such deadline shall be deemed to expire on the next succeeding Business Day.
Closing Date: The date of this Agreement.
Commission: The Securities and Exchange Commission.
Company: As defined in the preamble hereto.
Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were validly tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer.

Effectiveness Target Date: As defined in Section 5 hereof.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Exchange Dates: As defined in Section 3(a) hereof.
Exchange Offer: The registration by the Issuers under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered and not withdrawn in such exchange offer by such Holders.
Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
Exchange Securities: The Issuers’ 10.750% Senior Secured Notes due 2018, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.
FINRA: Financial Industry Regulatory Authority, Inc.
Guarantors: As defined in the preamble hereto.
Holder: As defined in Section 2(b) hereof.
Indemnified Holder: As defined in Section 8(a) hereof.
Indenture: As defined in the preamble hereto.
Initial Placement: The issuance and sale by the Issuers of the Initial Securities to the Initial Purchaser pursuant to the Purchase Agreement.
Initial Purchaser: As defined in the preamble hereto.
Initial Securities: As defined in the preamble hereto.
Interest Payment Date: As defined in the Indenture and the Securities.
Issuers: As defined in the preamble hereto.
Participating Broker-Dealer: Any Broker-Dealer electing to exchange Transfer Restricted Securities, acquired for its own account as a result of market making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers or their affiliates), for Exchange Securities.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
Prospectus: The prospectus included in a Registration Statement (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
Purchase Agreement: As defined in the preamble hereto.
Registration Actions: As defined in Section 4(c) hereof.
Registration Default: As defined in Section 5 hereof.
Registration Statement: Any registration statement of the Issuers relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Securities: The Initial Securities and the Exchange Securities.
Securities Act: The Securities Act of 1933, as amended.
Shelf Registration: A registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule in effect).
Shelf Registration Statement: As defined in Section 4(a) hereof.
Suspension Notice: As defined in Section 4(c) hereof.
Suspension Period: As defined in Section 4(c) hereof.
Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (d) the date on which such Initial Security is actually sold by the Holder thereof pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such Initial Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
Trustee: As defined in the preamble hereto.
Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.
SECTION 2. Securities Subject to this Agreement.
(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3. Registered Exchange Offer.
(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), the Issuers shall (i) cause to be filed with the Commission on or prior to the 120th day after the Initial Placement, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use their commercially reasonable efforts to cause such Registration Statement to become effective on or prior to the 210th day after the Initial Placement, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) use their commercially reasonable efforts to cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as any Holder shall reasonably request in writing by the time the Exchange Offer Registration Statement is declared effective by the Commission, it being agreed that no such registration or qualification will be made unless so requested, to permit Consummation of the Exchange Offer; provided, however, that none of the Issuers or any of the Guarantors shall be required to (x) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a), or (y) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject and (iv) as promptly as practicable after the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof. The Issuers and the Guarantors shall commence the Exchange Offer by mailing or otherwise furnishing the related Prospectus, appropriate letter of transmittal and other accompanying documents to each Holder of record stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i) that the Exchange Offer is being made pursuant to this Agreement and that all Transfer Restricted Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);
(iii) that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein; and
(iv) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by effecting such withdrawal in compliance with the applicable procedures of the depositary for the Transfer Restricted Securities.
(b) The Issuers shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be continuously effective and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 days or more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. The Issuers shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Issuers shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to the 255th day after the Initial Placement.

(c) The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Participating Broker-Dealer may exchange such Initial Securities pursuant to the Exchange Offer; provided, however, that such Participating Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such Participating Broker-Dealer must satisfy any other applicable provisions of the Securities Act in connection with such resales and represent that it did not purchase such Initial Securities to be exchanged in the Exchange Offer from the Company or any of its affiliates. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Participating Broker-Dealer or disclose the amount of Initial Securities held by any such Participating Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.
The Issuers shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities; provided however, if no Holder indicated it is a Broker-Dealer on the letter of transmittal, then Issuers shall have no duty to keep the Exchange Offer Registration Statement effective after Consummation.
The Company shall furnish as soon as practicable as many copies of the latest version of such Prospectus to Broker-Dealers as are reasonably requested at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.
(a) Shelf Registration. If (i) the Exchange Offer is not permitted by changes in law or applicable interpretations thereof by the staff of the Commission (after the procedures set forth in Section 6(a)(i) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 255 days after the Initial Placement or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Issuers or one of its affiliates then, upon such Holder’s or the Initial Purchaser’s request, the Issuers shall:
(x) as promptly as practicable cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the later of (x) the 60th day after the date on which the Company is no longer permitted to file the Exchange Offer Registration Statement and (y) the 150th day after the Initial Placement (in the case of clause (i) above), (2) the 255th day after the Initial Placement (in the case of clause (ii) above) and (3) the 45th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities or the Initial Purchaser (in the case of clause (iii) above) (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the later of (x) the 75th day after the Shelf Filing Deadline and (y) the 210th day after the Initial Placement.
The Issuers shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the Closing Date (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).
(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(c) Suspension. Notwithstanding anything to the contrary and subject to the limitation set forth in the next succeeding paragraph, at any time after the effectiveness of the Shelf Registration Statement, each of the Issuers shall be entitled to suspend its obligation to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the Commission, cause the Shelf Registration Statement or other filing with the Commission to remain effective or take any similar action (collectively, “Registration Actions”) upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus or (D) information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to the Shelf Registration Statement or an amendment or supplement to such prospectus, in the reasonable opinion of counsel to the Initial Purchaser or the underwriter(s), if any, in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon the occurrence of any of the conditions described in clause (A), (B), (C) or (D) above, the Company shall give prompt notice (a “Suspension Notice”) thereof to the Holders of record. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders of record and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.
The Issuers may only suspend Registration Actions pursuant to the preceding paragraph twice during any 365-day period (each, a “Suspension Period”) not to exceed, in the aggregate, (x) sixty days in any three month period or (y) ninety days in any twelve month period, during which no Additional Interest (as defined in Section 5 hereof) shall be payable. Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds, in the aggregate, (x) sixty days in any three month period or (y) ninety days in any twelve month period.

SECTION 5. Additional Interest. Subject to the Issuers’ ability to declare Suspension Periods with respect to clause (iv) below, if (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated on or prior to the date specified for such consummation in this Agreement, (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose for more than 30 days, other than as may be permitted during a Suspension Period or (v) Holders are unable to sell the Initial Securities under Rule 144 under the Securities Act as a result of either Issuers’ failure to meet the adequate current public information requirement of Rule 144(c)(1) under the Securities Act if applicable to such Issuer (each such event referred to in clauses (i) through (v), a “Registration Default”), each of the Issuers and Guarantors jointly and severally hereby agrees to pay additional interest (“Additional Interest”) in the form of additional interest in cash to each Holder in an amount equal to 0.25% per annum of the aggregate principal amount of the Transfer Restricted Securities for the period of occurrence of the Registration Default until such time as no Registration Default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such increase exceed 1.00% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the Additional Interest will cease to accrue from the date of such cure and the interest rate on the Transfer Restricted Securities will revert to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after the date such Additional Interest ceases to accrue, a different Registration Default occurs, Additional Interest may again commence accruing pursuant to the foregoing provisions.
Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is continuing and (ii) a Holder of Transfer Restricted Securities who is not entitled to the benefits of the Shelf Registration Statement shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.
All references in the Indenture to “interest” include the Additional Interest payable pursuant to this Section 5, and all accrued Additional Interest shall be payable to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, as more fully set forth in the Indenture and the Securities. All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.
(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, each of the Issuers and Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use its commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof set forth in the Registration Statement and shall comply with all of the following provisions:
(i) If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, the Issuers hereby agree to seek a no-action letter or other favorable decision from the Commission staff allowing the Issuers to Consummate an Exchange Offer for such Initial Securities. The Issuers hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to appeal to the Commission or take commercially unreasonable action to effect a change of Commission or Commission staff policy. Each of the Issuers hereby agrees, however, to (A) participate in telephonic conferences with the Commission staff, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.
(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of either of the Issuers or Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) such Holder is not holding Securities that have the status of an unsold allotment in the Initial Placement, (E) if such Holder is a Broker-Dealer, that it will receive Exchange Securities for its own account in exchange for Transfer Restricted Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will comply with all applicable provisions of the Securities Act, including delivering a Prospectus in connection with any resale of such Exchange Securities, (F) if such Holder is a Broker-Dealer, that it did not purchase the Transfer Restricted Securities to be exchanged in the Exchange Offer from the Issuers or any of their affiliates, and (G) it is not acting on behalf of any Person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (F). In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer. Each Holder will further acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Issuers and Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof set forth in such Shelf Registration Statement, and pursuant thereto each of the Issuers will within the timeframes set forth in Section 4(a)(x), prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof set forth in such Shelf Registration Statement.
(c) General Provisions. Except as otherwise provided, in connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Issuers shall:
(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file as promptly as practicable an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders named in the Registration Statement as promptly as practicable and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (provided, however, that no advice by the Issuers shall be required pursuant to this clause (D) in the event that the Issuers either promptly file a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into such Registration Statement, which, in either case, contains the requisite information with respect to such event or facts that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Issuers shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, furnish without charge to the Initial Purchaser and each of the underwriters, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents to be incorporated by reference after the initial filing of such Registration Statement, with respect to such documents to the Initial Purchaser and to the underwriter(s), if any, and not to the Holders named in the Registration Statement), which documents will be subject to the review and comment of such Holders, the Initial Purchaser and the underwriter(s), if any, in connection with such sale, if any, for a period of at least five Business Days (except in the case of Current Reports on Form 8-K, for which the review period shall be at least two Business Days), and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchaser or the underwriter(s), if any, shall reasonably object in writing within five Business Days (except in the case of Current Reports on Form 8-K, for which the objection period shall be within two Business Days) after the receipt thereof (such objection to be deemed timely made upon confirmation of facsimile transmission within such period). Notwithstanding the foregoing, the Issuers shall not be required to take any actions under this Section 6(c)(iv) that are not, in the reasonable opinion of counsel for the Issuers, in compliance with applicable law or to include any disclosure which at the time would have an adverse effect on the business or operations of the Company and/or its subsidiaries, as determined in good faith by the Issuers; provided, however, that each of the Initial Purchaser, the underwriters, if any, and their respective legal counsel, accountants or other representatives, shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise) or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement);
(v) in the case of a Shelf Registration, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document, to the extent requested, to the Initial Purchaser and to the underwriters, if any, make each of the Issuers’ and Guarantors’ management, officers and other representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as the Initial Purchaser or the underwriter(s), if any, reasonably may request (subject to the confidentiality obligations set forth in Section 6(c)(iv) above). Notwithstanding the foregoing, the Issuers shall not be required to take any actions under this Section 6(c)(v) that are not, in the reasonable opinion of counsel for the Issuers, in compliance with applicable law;

(vi) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available at reasonable times for inspection by the Initial Purchaser and the underwriters, if any, participating in any disposition pursuant to such Registration Statement and one firm of legal counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of each of the Issuers and Guarantors reasonably requested by any such Persons and cause each of the Issuers’ and Guarantors’ officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to be available for discussion of such documents to the extent reasonably requested by the Initial Purchaser or the underwriters, if any (subject to the confidentiality obligations set forth in Section 6(c)(iv) above);
(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
(viii) in the case of a Shelf Registration, use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the managing underwriter, if any;
(ix) in the case of a Shelf Registration and to the extent such documents are not available through the Commission’s EDGAR System, furnish to each selling Holder and each of the underwriter(s), if any, without charge, one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless requested);
(x) deliver to (i) in the case of an Exchange Offer, each Participating Broker-Dealer who submits a written request to the Company and (ii) in the case of a Shelf Registration Statement, each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to the final paragraph of this Section 6(c), each of the Issuers and Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto in compliance with applicable law;

(xi) in the case of a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement if such registration is an Underwritten Registration), and make such customary representations and warranties, and take all such other customary and appropriate actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and if the registration is an Underwritten Registration, each of the Issuers and Guarantors shall:
(A) to the extent reasonably requested, furnish to the Initial Purchaser, each selling Holder and the underwriters, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:
(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Issuers and Guarantors, confirming, as of the date thereof, the matters set forth in Section 7(l) of the Purchase Agreement that are qualified as to materiality are true and correct, the matters set forth in Section 7(l) of the Purchase Agreement that are not so qualified are true and correct in all material respects and such other matters as such parties may reasonably request;
(2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Issuers and the Guarantors, covering the matters that are customarily covered in opinions requested in an underwritten offering, and in any event including a statement to the effect that such counsel has participated in conferences with representatives of the Issuers and the Guarantors, representatives of the independent public accountants for the Issuers and the Guarantors and representatives of the underwriter(s) and counsel to the underwriter(s) in connection with the preparation of such Registration Statement and the related Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of such information; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel expresses no opinion, assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements (including the notes thereto), other financial data and production, capacity and cost data, and information pertaining to coal reserves and reserve engineering data (including geologic information) contained in or omitted from any Registration Statement contemplated by this Agreement or the related Prospectus; and
(3) customary comfort letters, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Sections 7(g), (h) and (i) of the Purchase Agreement without exception;
(B) set forth in full or incorporate by reference in the underwriting agreement, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
(C) deliver such other documents and certificates as may be reasonably requested by such parties and as are customarily delivered in similar offerings to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by either of the Issuers or any of the Guarantors pursuant to this Section 6(c)(xi), if any.
If at any time the representations and warranties of the Issuers and the Guarantors contemplated by the certificate furnished pursuant to Section 6(c)(xi)(A)(1) hereof cease to be true and correct (which certificate will be delivered as of the date of effectiveness of the Shelf Registration Statement) the Issuers or the Guarantors shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, use its commercially reasonable efforts to cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing by the time the Shelf Registration Statement is declared effective by the Commission, it being agreed that no such registration or qualification will be made unless so requested, and use its commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuers or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;
(xiii) shall issue, upon the request of any Holder of Initial Securities covered by the Exchange Offer Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;
(xiv) in the case of a Shelf Registration, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least three Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);
(xv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities, if any, as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;
(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xvii) provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with any necessary printed certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company;
(xviii) reasonably cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;
(xix) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its securityholders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;
(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and
(xxi) cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar debt securities issued by the Issuers are then listed if reasonably requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any.

Each Holder shall agree by acquisition of a Transfer Restricted Security that, upon (i) receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, or (ii) a Suspension Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at such Holder’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice described in (i) or (ii) of this paragraph to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.
SECTION 7. Registration Expenses.
(a) All expenses incident to the Issuers’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and the Guarantors and, to the extent provided for in Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
Each of the Issuers and Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.
(b) In connection with any Shelf Registration Statement required by this Agreement, the Issuers and the Guarantors, jointly and severally, will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.
SECTION 8. Indemnification.
(a) Each of the Issuers and Guarantors, jointly and severally, agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of any one firm of legal counsel to any Indemnified Holder), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided, that this indemnity agreement shall not apply to any loss, claim, damage, liability or expense arising from an offer or sale of Transfer Restricted Securities occurring during a Suspension Period, if a notice of such Suspension Period was given to and received by such Person. This indemnity agreement shall be in addition to any liability which the Issuers and the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuers or the Guarantors of its obligations pursuant to this Agreement to the extent it is not materially prejudiced as a proximate result of such failure. Each of the Issuers and Guarantors may participate at its own expense in the defense of such action. If any such action or proceeding shall be brought against any Indemnified Holder, the Issuers and Guarantors shall be entitled to participate therein and to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Holder. After notice from the Issuers and the Guarantors to such Indemnified Holder of their election to assume the defense of such action or proceeding, the Issuers and the Guarantors shall not be liable to such Indemnified Holder under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof other than reasonable costs of investigation; provided, however, that such Indemnified Holder shall have the right to employ counsel to represent jointly such Indemnified Holder and its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by any Indemnified Holder against the Issuers or any Guarantor under this Section 8, if (i) the Issuers, the Guarantors and such Indemnified Holder shall have so mutually agreed; (ii) the Issuers and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Holder; (iii) such Indemnified Holder and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Issuers and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both such Indemnified Holder or its directors, officers, employees or controlling persons, on the one hand, and the Issuers and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of one firm of such separate counsel shall be paid by the Issuers and the Guarantors. The Issuers and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuers’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuers and Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers and the Guarantors. The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, which shall not be withheld unreasonably, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.
(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors and their respective directors and officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Issuers or Guarantors and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against any of the Issuers or Guarantors or their respective officers, directors, partners, employees, representatives, agents or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Issuers and the Guarantors, and the Issuers, the Guarantors and their respective officers, directors, partners, employees, representatives, agents and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which, in the case of the Issuers and the Guarantors, shall be deemed to be equal to the total gross proceeds to the Issuers and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Issuers, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnifying party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received (in respect of a Shelf Registration) or relative benefits (in respect of the Exchange Offer) by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

(d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Holder at law or equity.
(e) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, any Holder or any Person controlling the Initial Purchaser or any Holder, or by or on behalf of the Issuers or the Guarantors or the officers or directors of or any Person controlling the Issuers or the Guarantors, (iii) acceptance of any of the Transfer Restricted Securities and (iv) any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement.
SECTION 9. Rule 144A. Each of the Issuers and Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, at any time that the Company is not subject to either Section 13 or 15(d) of the Exchange Act or the Company is not in material compliance with its Exchange Act reporting obligations, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
SECTION 10. Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
SECTION 11. Selection of Underwriters. The Holders of at least 25% of the Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Company and shall be reasonably acceptable to the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering; provided, however that the Company shall not be required to pay more than an aggregate of $100,000 of registration related expenses, in addition to internal expenses of the Issuers (including, without limitation, salaries of officers and employees performing legal and accounting duties) in connection with any such underwritten offering.

SECTION 12. Miscellaneous.
(a) Remedies. Each of the Issuers and Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b) No Inconsistent Agreements. Each of the Issuers and Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Issuers’ or Guarantors’ securities under any agreement in effect on the date hereof.
(c) Adjustments Affecting the Securities. The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure.
(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile or air courier guaranteeing overnight delivery:
(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company, Westmoreland Partners or any of the Guarantors:
Westmoreland Coal Company
2 North Cascade Avenue, 2nd Floor
Colorado Springs, CO 80903
Facsimile: 719-448-5826
Attention: Jennifer S. Grafton, Esq.
With a copy to:
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suit 500
Denver, CO 80202
Facsimile: 303-893-1379
Attention: John A. Elofson, Esq.
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed by sender’s facsimile machine, if faxed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. Nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture.
(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
(k) Entire Agreement. This Agreement together with the Purchase Agreement, the Indenture, the Securities and any related documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi

	Name:	Keith E. Alessi
	Title:	Chief Executive Officer and President

WESTMORELAND PARTNERS

By:	Westmoreland-Roanoke Valley, L.P. its general partner

By:	WEI-Roanoke Valley, Inc., its general partner

	By:	/s/ Jennifer S. Grafton

		Name:	Jennifer S. Grafton
		Title:	General Counsel and Secretary

By:	Westmoreland-North Carolina Power, L.L.C., its general partner

	By:	/s/ Jennifer S. Grafton

		Name:	Jennifer S. Grafton
		Title:	General Counsel and Secretary
[Signature page to the Registration Rights Agreement]

WESTMORELAND ENERGY LLC
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WESTMORELAND - NORTH CAROLINA POWER, L.L.C.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WEI-ROANOKE VALLEY, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WESTMORELAND RESOURCES, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary
[Signature page to the Registration Rights Agreement]

WRI PARTNERS, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WESTMORELAND MINING SERVICES, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WESTMORELAND COAL SALES COMPANY, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WESTMORELAND POWER, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary
[Signature page to the Registration Rights Agreement]

WCC LAND HOLDING COMPANY, INC.

By:	/s/ Jennifer S. Grafton

	Name:	Jennifer S. Grafton
	Title:	General Counsel and Secretary

WESTMORELAND-ROANOKE VALLEY, L.P.

By:	WEI-Roanoke Valley, Inc., its general partner

	By:	/s/ Jennifer S. Grafton

		Name:	Jennifer S. Grafton
		Title:	General Counsel and Secretary
[Signature page to the Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

GLEACHER & COMPANY SECURITIES, INC.
By:	/s/ Tim O’Connor
	Name:	Tim O’Connor
	Title:	Managing Director
[Signature page to the Registration Rights Agreement]

SCHEDULE I
GUARANTORS
1. Westmoreland Energy LLC, a Delaware limited liability company;
2. Westmoreland - North Carolina Power L.L.C., a Virginia limited liability company;
3. WEI-Roanoke Valley, Inc., a Delaware corporation;
4. Westmoreland - Roanoke Valley, L.P., a Delaware limited partnership;
5. Westmoreland Resources, Inc., a Delaware corporation;
6. WRI Partners, Inc., a Delaware corporation;
7. Westmoreland Mining Services, Inc., a Delaware Corporation;
8. Westmoreland Coal Sales Company, Inc., a Delaware corporation;
9. Westmoreland Power, Inc., a Delaware corporation; and
10. WCC Land Holding Company, Inc., a Delaware corporation.